Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 UNITED STATES CODE SS. 1350

In connection with the Annual Report of Griffin Land & Nurseries, Inc. (the “Company”) on Form 10-K for the year ended November 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I Frederick M. Danziger, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.               the Periodic Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

2.               the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frederick M. Danziger
Frederick M. Danziger
President and Chief Executive Officer
February 24, 2004